UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2006

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

On November 15, 2006, salesforce.com, inc. (the ”Company”) issued a press release announcing its results for the quarter ended October 31, 2006. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

While in the process of upgrading its internal systems, the Company discovered a minor error in its reporting of the paying subscriptions numbers. The error started in the second quarter of the prior year and caused the Company to report more paying subscriptions by a cumulative total of approximately 6,000 through July 31, 2006, which was the last time the Company reported a paying subscription total.

The total number of paying subscriptions and the net additions by quarter were revised as follows for the correction of this error.

Approximate total number of paying subscriptions:

As of	Previously Reported	Actual
July 31, 2005	308,000	307,000
October 31, 2005	351,000	347,000
January 31, 2006	399,000	393,000
April 30, 2006	444,000	438,000
July 31, 2006	501,000	495,000

Net additions by quarter:

Quarter ended:	Previously Reported	Actual
July 31, 2005	41,000	40,000
October 31, 2005	43,000	40,000
January 31, 2006	48,000	46,000
April 30, 2006	45,000	No change
July 31, 2006	57,000	No change

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 15, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2006	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release dated November 15, 2006